                                                                     Exhibit 4.6

                                                                  EXECUTION COPY
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                                WARRANT AGREEMENT

                          Dated as of January 27, 1999

                                 By and Between

                              @ENTERTAINMENT, INC.

                                       and

                             Bankers Trust Company,

                                  Warrant Agent

                              --------------------

1,027,200 Warrants to Purchase an Aggregate of 1,813,665 Shares of Common Stock
                           (Par Value $.01 Per Share)

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                                TABLE OF CONTENTS

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ARTICLE I

      ISSUANCE, FORM, EXECUTION, DELIVERY AND
        REGISTRATION OF WARRANT CERTIFICATES

      SECTION 1.01.  Issuance of Warrants....................................2
      SECTION 1.02.  Form of Warrant Certificates............................2
      SECTION 1.03.  Execution of Warrant Certificates.......................3
      SECTION 1.04.  Authentication and Delivery.............................3
      SECTION 1.05.  Separation of Warrants and Notes........................4
      SECTION 1.06.  Registration............................................4
      SECTION 1.07.  Registration of Transfers or Exchanges..................5
      SECTION 1.08.  Lost, Stolen, Destroyed, Defaced or Mutilated Warrant
                      Certificates .........................................10
      SECTION 1.09.  Offices for Exercise, etc..............................11

ARTICLE II

      DURATION, EXERCISE OF WARRANTS; EXERCISE PRICE
                    AND REPURCHASE OF WARRANTS
      SECTION 2.01.  Duration of Warrants...................................11
      SECTION 2.02.  Exercise, Exercise Price, Settlement and Delivery......12
      SECTION 2.03.  Cancellation of Warrant Certificates...................14
      SECTION 2.04.  Notice of an Exercise Event............................15

ARTICLE III

      OTHER PROVISIONS RELATING TO
      RIGHTS OF HOLDERS OF WARRANTS

      SECTION 3.01.  Enforcement of Rights..................................15

ARTICLE IV

      CERTAIN COVENANTS OF THE COMPANY

      SECTION 4.01.  Payment of Taxes.......................................16
      SECTION 4.02.  Rule 144A..............................................16
      SECTION 4.03.  Securities Act and Applicable State Securities Laws....16
      SECTION 4.04.  Resolution of Preemptive Rights, if Any................16

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ARTICLE V

      ADJUSTMENTS

      SECTION 5.01.  Adjustment of Exercise Rate; Notices...................16
      SECTION 5.02.  Fractional Warrant Shares..............................25
      SECTION 5.03.  Exceptions to Antidilution Provisions..................25

ARTICLE VI

      CONCERNING THE WARRANT AGENT

      SECTION 6.01.  Warrant Agent..........................................26
      SECTION 6.02.  Conditions of Warrant Agent's Obligations..............26
      SECTION 6.03.  Resignation and Appointment of Successor...............30
      SECTION 6.04.  Covenant to Notify to The Depository Trust Company
                      of Separability Date..................................32

ARTICLE VII

      MISCELLANEOUS

      SECTION 7.01.  Amendment..............................................32
      SECTION 7.02.  Notices and Demands to the Company and Warrant Agent...33
      SECTION 7.03.  Addresses for Notices to Parties and for Transmission of
                     Documents..............................................33
      SECTION 7.04.  Notices to Holders.....................................34
      SECTION 7.05.  Applicable Law.........................................34
      SECTION 7.06.  Persons Having Rights Under Agreement..................34
      SECTION 7.07.  Headings...............................................35
      SECTION 7.08.  Counterparts...........................................35
      SECTION 7.09.  Inspection of Agreement................................35
      SECTION 7.10.  Availability of Equitable Remedies.....................35
      SECTION 7.11.  Obtaining of Governmental Approvals....................35

EXHIBIT A     -   Form of Warrant Certificate..............................A-1
EXHIBIT B     -   Form of Legend for Global Warrant........................B-1
EXHIBIT C     -   Certificate to Be Delivered upon Exchange or
                    Registration of Transfer of Warrants...................C-1

                             INDEX OF DEFINED TERMS

Defined Term                                                              Page

Agreement....................................................................1
Business Day.....................................................12, A-8, A-15
Capital Stock...............................................................23
Cashless Exercise...........................................................12
Cashless Exercise Ratio.....................................................13
Common Stock.................................................................2
Definitive Warrants..........................................................2
Election to Exercise........................................................12
Exercise Date...............................................................13
Exercise Price..............................................................12
Exercise Rate...............................................................12
Expiration Date.............................................................11
Global Shares...............................................................14
Global Warrants..............................................................2
Indenture....................................................................1
Independent Financial Expert................................................24
Initial Purchasers...........................................................1
Merrill Lynch................................................................1
Notes........................................................................1
Officers' Certificate........................................................8
Private Placement Legend.....................................................9
Purchase Agreement...........................................................1
Related Parties.............................................................27
Requisite Warrant Holders...................................................33
Resale Restriction Termination Date..........................................5
Securities Act...............................................................4
Separability Date............................................................4
Separation  .................................................................4
Surviving Person............................................................20
Time of Determination............................................24, A-4, A-11
Trustee......................................................................1
Units........................................................................1
Warrant......................................................................1
Warrant Agent................................................................1
Warrant Agent Office........................................................11
Warrant Certificates.........................................................1
Warrant Exercise Office.....................................................11
Warrant Register.............................................................4
Warrant Registration Rights Agreement........................................1
Warrant Shares...............................................................2

                                WARRANT AGREEMENT

            WARRANT AGREEMENT ("Agreement"), dated as of January 27, 1999 by and between @ENTERTAINMENT, INC. (the "Company"), a Delaware corporation, and Bankers Trust Company, as warrant agent (with any successor Warrant Agent, the "Warrant Agent").

            WHEREAS, the Company has entered into a purchase agreement (the "Purchase Agreement") dated January 22, 1999 with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Deutsche Bank Securities Inc. (together with Merrill Lynch, the "Initial Purchasers"), severally, in which the Company has agreed to sell to the Initial Purchasers 256,800 units (the "Units"), each consisting of (i) $1,000 principal amount at maturity 14 1/2% Senior Discount Notes due 2009 (the "Notes") of the Company to be issued under an indenture dated as of January 27, 1999 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (in such capacity, the "Trustee"), and (ii) four warrants (the "Warrants"), each initially entitling the holder thereof to purchase 1.7656 shares of Common Stock (as defined herein) of the Company, in amounts set forth opposite such Initial Purchaser's name on Schedule A to the Purchase Agreement. The certificates evidencing the Warrants are herein referred to collectively as the "Warrant Certificates"; and

            WHEREAS, the Notes and the Warrants comprising the Units shall not be separately transferable until the Separability Date (as defined herein); and

            WHEREAS, the holders of the Warrants are entitled to the benefits of a Warrant Registration Rights Agreement dated as of January 27, 1999 between the Company and the Initial Purchasers (the "Warrant Registration Rights Agreement"); and

            WHEREAS, the Company desires the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised;

            NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                     ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

            SECTION 1.01. Issuance of Warrants. Warrants comprising part of the Units shall be originally issued in connection with the issuance of the Units and such Warrants shall not be separately transferable from the Notes until on or after the Separability Date as provided in Section 1.05 hereof.

            Each Warrant Certificate shall evidence the number of Warrants specified therein. Each Warrant evidenced by a Warrant Certificate shall, when it becomes exercisable as provided herein and therein, represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to the holder of such Warrant)
1.7656 fully paid and non-assessable Warrant Shares at an exercise price of $9.125 per share. The number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") issuable upon exercise of a Warrant is subject to adjustment as provided herein and in the Warrant Certificate. The shares of Common Stock issuable upon exercise of a Warrant are hereinafter referred to as the "Warrant Shares" and, unless the context otherwise requires, such term shall also include any other securities issuable and deliverable upon exercise of a Warrant as provided in Article V, subject to adjustment as provided herein and in the Warrant Certificate.

            SECTION 1.02. Form of Warrant Certificates. The Warrant Certificates will initially be issued either in global form (the "Global Warrants") or in registered form as Certificated Warrant Certificates (the "Certificated Warrants"), in either case substantially in the form of Exhibit A attached hereto. Any Global Warrants to be delivered pursuant to this Agreement shall bear the legend set forth in Exhibit B attached hereto. The Global Warrants shall represent such of the outstanding Warrants as shall be specified therein, and each Global Warrant shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the "Depositary" with respect to the Global Warrants until a successor shall be appointed by the Company and the Warrant Agent. Upon written request, a holder of Warrants may receive from the Warrant Agent or the Depositary Certificated Warrants as set forth in Section 1.07 hereof.

            SECTION 1.03. Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by the chairman of its board of directors, its president, its chief executive officer, its chief financial officer, or any vice president and by its treasurer, assistant treasurer, secretary or assistant secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

            In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be authenticated and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company. Any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

            SECTION 1.04. Authentication and Delivery. Subject to the immediately following paragraph, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.06 hereof).

            Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its board of directors, its president, its chief executive officer, its chief financial officer, or any vice president and by its treasurer, assistant treasurer, secretary or assistant secretary, and shall specify the amount of Warrants to be authenticated, whether the Warrants are to be Global Warrants or Certificated Warrants, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.03 hereof, to authenticate the Warrant Certificates and upon the holder's request deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

            In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company or the Warrant Agent, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

            The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.

            SECTION 1.05. Separation of Warrants and Notes. The Notes and the Warrants will not be separately transferable until the Separability Date. "Separability Date" shall mean the earliest to occur of: (i) the Exercise Date (as defined below), (ii) the date on which a registration statement with respect to a registered exchange offer for the Notes is declared effective under the Securities Act of 1933, as amended (the "Securities Act"), (iii) the occurrence of an Event of Default (as defined in the Indenture) or (iv) such earlier date as determined by Merrill Lynch in its sole discretion and specified to the Company and the Warrant Agent in writing. The separation of the Warrants and the Notes is herein referred to as a "Separation."

            SECTION 1.06. Registration. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar." The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

            The Company will at all times designate one person (which may be the Company and which need not be a Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "Warrant Register"). The Warrant Agent will act as such repository unless and until some other person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

            SECTION 1.07. Registration of Transfers or Exchanges.

            (a) Transfer or Exchange of Certificated Warrants. When Certificated Warrants are presented to the Warrant Agent with a request from the holder:

      (i)   to register the transfer of the Certificated Warrants; or

      (ii) to exchange such Certificated Warrants for an equal number of Certificated Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section
1.07 for such transactions are met; provided, however, that the Certificated Warrants presented or surrendered by a holder for registration of transfer or exchange:

      (x) shall be duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Company and the Warrant Agent, duly executed by such holder or by his attorney, duly authorized in writing; and

      (y) in the case of Warrants the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (X) the date which is two years (or such shorter period as may be prescribed by Rule 144(k) (or any successor provision thereto)) after the later of the date of original issuance of the Warrants and the last date on which the Company or any affiliate of the Company was the owner of such Warrants, or any predecessor thereto, and (Y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Warrants shall be accompanied by the following additional information and documents, as applicable:

            (A) if such Warrants are being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit C hereto); or

            (B) if such Warrants are being transferred to a qualified institutional buyer as such term is defined in Rule 144A under the Securities Act (a "QIB") in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto); or

            (C) if such Warrants are being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification from the transferor to that effect (in substantially the form of Exhibit C hereto), and (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (D) if such Warrants are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; provided that the Company may, based upon the views of its own counsel, instruct the Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB.

            (b) Restrictions on Transfer of a Certificated Warrant for a Beneficial Interest in a Global Warrant. A Certificated Warrant may not be transferred by a holder for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Certificated Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

            (A) certification from such holder (in substantially the form of Exhibit C hereto) that such Certificated Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

            (B) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Certificated Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue, and the Warrant Agent shall upon written instructions from the Company authenticate, a new Global Warrant in the appropriate amount.

            (c) Transfer or Exchange of Global Warrants. The transfer or exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Section 1.07, the Private Placement Legend (as defined below), this Agreement (including those restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

            (d) Transfer or Exchange of a Beneficial Interest in a Global Warrant for a Certificated Warrant.

      (i) Any person having a beneficial interest in a Global Warrant may transfer or exchange such beneficial interest for a Certificated Warrant upon receipt by the Warrant Agent of written instructions (or such other form of instructions as is customary for the Depositary) from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant, including a written order containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

            (A) if such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit C hereto); or

            (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto); or

            (C) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; provided that the Company may instruct the Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB;

            then, upon receipt of such written instructions and additional information and documents, the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an officers' certificate (a certificate signed by the chairman or a co-chairman of the board, the president, the chief executive officer, the chief financial officer, any executive vice president or any senior vice president of the Company signing alone, or by any vice president signing together with the secretary, any assistant secretary, the treasurer, or any assistant treasurer of the Company) (an "Officers' Certificate"), the Warrant Agent will authenticate and deliver to the transferee a Certificated Warrant.

      (ii) Certificated Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 1.07(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Certificated Warrants to the persons in whose names such Warrants are so registered and adjust the Global Warrant pursuant to paragraph (h) of this Section 1.07.

            (e) Restrictions on Transfer or Exchange of Global Warrants. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 1.07), a Global Warrant may not be transferred or exchanged as a whole except by the Depositary to a nominee of the Depositary; by a nominee of the Depositary to the Depositary or another nominee of the Depositary; or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (f) Authentication of Certificated Warrants in Absence of Depositary. If at any time:

      (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

      (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Certificated Warrants for all Global Warrants under this Agreement, then the Company will execute, and the Warrant Agent will, upon receipt of an Officers' Certificate requesting the authentication and delivery of Certificated Warrants, authenticate and deliver Certificated Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

            (g) Private Placement Legend. Upon the transfer or exchange of Warrant Certificates not bearing the legend set forth in the first paragraph of Exhibit A attached hereto (the "Private Placement Legend"), the Warrant Agent shall deliver Warrant Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver Warrant Certificates that bear the Private Placement Legend unless, and the Warrant Agent is hereby authorized to deliver Warrant Certificates without the Private Placement Legend if, (i) there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) there is delivered to the Warrant Agent an Officers' Certificate stating that the Warrants to be transferred or exchanged represented by such Warrant Certificates are being transferred or exchanged pursuant to an effective registration statement under the Securities Act.

            (h) Cancellation or Adjustment of a Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Certificated Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Company or, upon written order to the Warrant Agent in the form of an Officers' Certificate from the Company, retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Certificated Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant by the Warrant Agent to reflect such reduction.

            (i) Obligations with Respect to Transfers or Exchanges of Certificated Warrants.

      (i) To permit registrations of transfers or exchanges completed in accordance with the provisions hereof, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate, Certificated Warrants and Global Warrants.

      (ii) All Certificated Warrants and Global Warrants issued upon any registration of transfer or exchange of Certificated Warrants or Global Warrants, as the case may be, completed in accordance with the provisions hereof, shall be the valid obligations of the Company, entitled to the same benefits under this Warrant

            Agreement as the Certificated Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

      (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

            SECTION 1.08. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Prior to the issuance of any new Warrant Certificate under this
Section in a name other than the prior registered holder of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar or any agent thereof) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section
1.08 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.08 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

            The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement and deliver the new Warrant Certificates required pursuant to the provisions of this Section 1.08.

            SECTION 1.09. Offices for Exercise, etc. So long as any of the Warrants remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York: (a) an office or agency where the Warrant Certificates may be presented for exercise (each a "Warrant Exercise Office"), (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange, and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; provided, however, that an office or agency shall at all times be maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent at its principal corporate trust office identified in Section
7.03 in the Borough of Manhattan, The City of New York (the "Warrant Agent Office"), as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent Office and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

                                   ARTICLE II

                 DURATION, EXERCISE OF WARRANTS; EXERCISE PRICE
                           AND REPURCHASE OF WARRANTS

            SECTION 2.01. Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City time, on February 1, 2009. The applicable date of expiration of a particular Warrant is referred to herein as the "Expiration Date" of such Warrant. Each Warrant may be exercised as set forth in Section 2.02. The Company will give notice of expiration to then registered holders of Warrants not less than 90 nor more than 120 days prior to the Expiration Date. Failure to give such notice however, will not prevent the Warrants from expiring and becoming void on the Expiration Date.

            Any Warrant not exercised before 5:00 p.m., New York City time, on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

            "Business Day" shall mean any day on which (i) banks in The City of New York, (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading, are open for business.

            SECTION 2.02. Exercise, Exercise Price, Settlement and Delivery. (a) Subject to the provisions of this Agreement, each Warrant shall entitle the registered holder thereof to purchase from the Company on any Business Day during the period beginning on the Exercise Date and ending at 5:00 p.m., New York City time, on the Expiration Date 1.7656 fully paid, registered and non-assessable Warrant Shares (and any other securities purchasable or deliverable upon exercise of such Warrant as provided in Article V), subject to adjustment in accordance with Article V hereof, at the purchase price of $9.125 for each share purchased (the "Exercise Price"). The number and amount of Warrant Shares issuable upon exercise of a Warrant (the "Exercise Rate") at the Exercise Price shall be subject to adjustment from time to time as set forth in
Article V hereof.

            "Exercise Date" means the earlier of (i) the date that a shelf registration statement relating to the Common Stock underlying the Warrants is declared effective under the Securities Act or (ii) July 7, 1999.

            (b) Warrants may be exercised on or after the date they are exercisable hereunder by (i) surrendering at any Warrant Exercise Office the Warrant Certificate evidencing such Warrants with the form of election to purchase Warrant Shares set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an eligible guarantor institution, and (ii) paying in full the Exercise Price for each such Warrant exercised. Each Warrant may be exercised only in whole.

            (c) Simultaneously with the exercise of each Warrant, payment in full of the aggregate Exercise Price may be made, at the option of the holder,
(i) in cash or by certified or official bank check, (ii) by a Cashless Exercise (as defined below) or (iii) by any combination of (i) and (ii), to the office or agency where the Warrant Certificate is being surrendered. For purposes of this Agreement, a "Cashless Exercise" shall mean an exercise of a Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Warrant or Warrants without payment of the Exercise Price in cash by surrendering such Warrant or Warrants (represented by one or more Warrant Certificates) and, in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Warrant or Warrants are exercisable and which would be issuable in the event of an exercise with payment in cash of the Exercise Price and (2) the Cashless Exercise Ratio (as defined below). The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Agreement) per share of Common Stock on the date of exercise over the Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with a holder's option to elect a Cashless Exercise, such holder must specify the number of Warrants for which such Warrant Certificate is to be exercised (without giving effect to such Cashless Exercise). All provisions of this Agreement shall be applicable with respect to a Cashless Exercise of a Warrant Certificate for less than the full number of Warrants represented thereby. No payment or adjustment shall be made on account of any distributions of dividends on the Common Stock issuable upon exercise of a Warrant. If the Company has not effected the registration under the Securities Act of the offer and sale of the Warrant Shares by the Company to the holders of the Warrants on or prior to the Effective Exercise Date (as defined below), the Company may elect to require that the holders of the Warrants effect the exercise thereof solely pursuant to the Cashless Exercise option and may also amend the Warrants to eliminate the requirement for payment of the Exercise Price with respect to such Cashless Exercise option. The Warrant Agent shall have no obligation under this section to calculate the Cashless Exercise Ratio.

            (d) Upon surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "Effective Exercise Date" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this
Section 2.02 are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Effective Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

            (e) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price (or election of the Cashless Exercise option), the Warrant Agent shall: (i) except to the extent exercise of the Warrant has been effected through a Cashless Exercise, cause an amount equal to the aggregate Exercise Price to be paid to the Company by crediting such amount in immediately available funds to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Warrant Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

            (f) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holders of record of such Warrant Shares as of the close of business on the Effective Exercise Date; the Warrant Shares may initially be issued in global form (the "Global Shares"). Such Global Shares shall represent such of the outstanding Warrant Shares as shall be specified therein and each Global Share shall provide that it represents the aggregate amount of outstanding Warrant Shares from time to time endorsed thereon and that the aggregate amount of outstanding Warrant Shares represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Share to reflect any increase or decrease in the amount of outstanding Warrant Shares represented thereby shall be made by the registrar for the Warrant Shares and the Depositary (referred to below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall (if possible) act as the Depositary with respect to the Global Shares until a successor shall be appointed by the Company and the registrar for the Warrant Shares. After exercise of any Warrant or Warrant Shares, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

            SECTION 2.03. Cancellation of Warrant Certificates. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall at the Company's written instruction be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. Upon the Company's written request, the Warrant Agent shall deliver such canceled Warrant Certificates to the Company.

            SECTION 2.04. Notice of an Exercise Event. The Company shall, as soon as practicable after the occurrence of an Exercise Event, send or cause to be sent to each holder of Warrants and to each beneficial owner of the Warrants with respect to which such Exercise Event has occurred to the extent that the Warrants are held of record by a depositary or other agent (with a copy to the Warrant Agent), by first-class mail, at the addresses appearing on the Warrant Register, a notice prepared by the Company advising such holder of the Exercise Event which has occurred, which notice shall describe the type of Exercise Event and the date of the occurrence thereof, as applicable, and, in either case, the date of expiration of the right to exercise the Warrants prominently set forth in the face of such notice.

                                   ARTICLE III

                          OTHER PROVISIONS RELATING TO
                          RIGHTS OF HOLDERS OF WARRANTS

            SECTION 3.01. Enforcement of Rights. (a) Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Shares or the holder of any other Warrant Certificate, may on his own behalf enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

            (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of shareholders of the Company, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to exercise any preemptive rights or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

            SECTION 3.02. Obtaining Stock Exchange Listings. The Company will use its best efforts from time to time to list the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, on the Nasdaq National Market.

                                   ARTICLE IV

                        CERTAIN COVENANTS OF THE COMPANY

            SECTION 4.01. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Warrant Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

            SECTION 4.02. Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules, regulations and policies adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time prior to the Expiration Date the Company is not required to file such reports, it will mail to each owner or beneficial owner of Warrants upon request such information as is referred to in Rule 144A(d)(4) under the Securities Act.

            SECTION 4.03. Securities Act and Applicable State Securities Laws. The Company will also agree to comply with all applicable laws, including the Securities Act and any applicable state securities laws, in connection with the offer and sale of Common Stock (and other securities and property deliverable) upon exercise of the Warrants.

            SECTION 4.04. Resolution of Preemptive Rights, if Any. The Warrant Shares shall not be subject to, or enjoy the benefit of, any preemptive or similar rights.

                                   ARTICLE V

                                  ADJUSTMENTS

      SECTION 5.01. Adjustment of Exercise Rate; Notices. The Exercise Rate is subject to adjustment from time to time as provided in this Section 5.01.

            (a) Adjustment for Changes in Common Stock. In the event that at any time on or after the Issue Date or from time to time the Company shall (i) pay a dividend or make a distribution on its Common Stock payable in shares of its Common Stock or other equity interests of the Company, (ii) subdivide any of its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine any of its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted to a number determined by multiplying the number of shares of Common Stock that such holder would have owned or have been entitled to receive upon exercise had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock or other shares of Capital Stock, immediately prior to the record date therefor) by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after the happening of the events described above and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the happening of the events described above; and subject to Section 5.01(n), the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by the aforementioned fraction. An adjustment made pursuant to this Section 5.01(a) shall become effective immediately after the effective date of such event, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of the Company's capital stock.

            (b) Adjustment for Cash Dividends and Other Distributions. In the event that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other assets, properties or debt securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (x) any distributions described in Sections 5.01(a), 5.01(c) or 5.01(d)that result in an adjustment; and (z) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other assets or property, warrants, options or subscription or purchase rights; and, subject to Sections 5.01(n) and 5.03, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the aforementioned fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 5.01(b) if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 5.01(b) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

            (c) Adjustment for Rights Issued to All Holders of Common Stock. In the event that at any time or from time to time the Company shall issue to all holders of Common Stock without any charge, rights, options or warrants entitling the holders thereof to subscribe for additional shares of Common Stock, or securities convertible into or exchangeable or exercisable for additional shares of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that is lower at the record date for such issuance than the then Current Market Value per share of Common Stock (other than issuances referred to in 5.01(a), 5.01(b) or 5.01(d)that result in an adjustment), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. Subject to Section 5.01(n), in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 5.01(c) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or of increasing the Exercise Price.

            (d) Adjustment for Other Issuances of Common Stock or Rights. In the event that at any time or from time to time the Company shall issue (i) shares of Common Stock (subject to the provisions below), (ii) rights, options or warrants entitling the holder thereof to subscribe for shares of Common Stock (provided, however, that no adjustment shall be made upon the exercise of such rights, options or warrants), or (iii) securities convertible into or exchangeable or exercisable for Common Stock (provided, however, that no adjustment shall be made upon the conversion, exchange or exercise of such securities (other than issuances specified in (i), (ii) or (iii) which are made as the result of anti-dilution adjustments in such securities)), at a price per share at the record date of such issuance that is less than the then Current Market Value per share of Common Stock, then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock (other than issuances as referred to in Sections 5.01(a), 5.01(b) or 5.01(d)that result in an adjustment), theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities, if any) would purchase at the then Current Market Value per share of Common Stock, and subject to Sections 5.01(n) and 5.03 the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. No adjustment shall be made pursuant to this Section 5.01(d) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each warrant or of increasing the Exercise Price. For purposes of this Section 5.01(d) only, any issuance of Common Stock, or rights, options or warrants to subscribe for, or other securities convertible into or exercisable or exchangeable for, Common Stock, which issuance (or agreement to issue) (A) is in exchange for or otherwise in connection with the acquisition of the property (excluding any such exchange exclusively for cash) of any Person and (B) is at a price per share equal to the Current Market Value at the time of signing a definitive agreement, shall be deemed to have been made at a price per share equal to the Current Market Value per share at the record date with respect to such issuance (the time of closing or consummation of such exchange or acquisition) if such definitive agreement is entered into within 90 days of the date of such agreement in principle.

            (e) Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of Warrants after giving effect to such adjustment. The Company shall, by Company Order, promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 5.01(l). The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

            (f) Reorganization of Company; Special Distributions. (i) If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Fundamental Transaction"), as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide (a) that the holder of a Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Warrant immediately before the effective date of the transaction (whether or not the Warrants were then exercisable and without giving effect to the Cashless Exercise option); it being understood that the Warrants will remain exercisable only in accordance with their terms so that conditions to exercise will remain applicable, such as payment of Exercise Price, assuming (to the extent applicable) that such holder (i) was not a constituent person or an affiliate of a constituent person to such transactions, (ii) made no election with respect to the form of consideration payable in such transaction, and (iii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted to every right and obligation of the Company in respect of this Agreement and the Warrants. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
V. The Surviving Person shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the Surviving Person, that issuer shall join in the supplemental warrant agreement.

            (ii) Notwithstanding the foregoing, (a) if the Company enters into a Fundamental Transaction with another Person (other than a subsidiary of the Company) and consideration is payable to holders of shares of Common Stock (or other securities) issuable or, deliverable upon exercise of the Warrants in connection with such Fundamental Transaction which consists solely of cash or
(b) if there is a dissolution, liquidation or winding up of the Company, then the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of such shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the aggregate Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of such Warrant shall terminate and cease and such holder's Warrants shall expire.

            (iii) If this paragraph (f) applies, it shall supersede the application of paragraph (a) of this Section 5.01.

            (g) Company Determination Final. Any determination that the Company or the board of directors of the Company must make pursuant to this Article V shall be conclusive.

            (h) Warrant Agent's Adjustment Disclaimer. The Warrant Agent shall have no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Warrant Agent shall have no duty to determine whether a supplemental warrant agreement under paragraph
(f) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Article V.

            (i) Underlying Warrant Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Warrants, the full number of Warrant Shares then deliverable upon the exercise of all Warrants then outstanding and payment of the exercise price, and the shares so deliverable shall be fully paid and nonassessable and free from all liens and security interests.

            (j) Specificity of Adjustment. Regardless of any adjustment in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

            (k) Notice of Voluntary Adjustment. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), only if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five (5) days send the Holder and the Warrant Agent a notice of such proposed action or offer. Such notice shall be mailed by the Company to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other securities, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article 5 which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

            (l) Multiple Adjustments. After an adjustment to the Exercise Rate for outstanding Warrants under this Article V, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Exercise Rate for outstanding Warrants as so adjusted.

            (m) Definitions.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of, such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock whether outstanding on the Issue Date (as defined below) or issued after the Issue Date.

            "Current Market Value" per share of Common Stock of the Company or any other security at any date shall mean (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized Independent Financial Expert (as defined herein) (provided that in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board, a reasonable determination of value, may be utilized) or (ii)(a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of
(ii)(a) and (ii)(b), as certified by the president, the chief executive officer, any vice president or the chief financial officer of the Company in a writing delivered to the Warrant Agent. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

            "Independent Financial Expert" means a U.S. investment banking firm of national standing in the United States (i) which does not, and whose directors, officers and employees or affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its affiliates and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent with respect to the Company and its affiliates and qualified to perform the task for which it is to be engaged.

            "Issue Date" means the date of the Warrant Agreement.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

            (n) When De Minimis Adjustment May Be Deferred. The adjustments required by the preceding Sections of this Article V shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
Article V and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article V, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

            (o) Adjustment of Exercise Price. In addition, notwithstanding any other provisions of this Article V, the Company may reduce the Exercise Price (to an amount not less than the par value of the Common Stock) for a period of time not less then 20 business days as deemed appropriate and determined in good faith by the Board.

            SECTION 5.02. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares upon exercise of the Warrants or distribute Warrant Certificates that evidence fractional Warrant Shares. In addition, in no event shall any holder of Warrants be required to make any payment of a fractional cent. In lieu of fractional Warrant Shares, there shall be paid to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value per Warrant Share on the Business Day preceding the date the Warrant Certificates evidencing such Warrants are surrendered for exercise. Such payments shall be made by check or by transfer to an account maintained by such registered holder with a bank in The City of New York. If any holder surrenders for exercise more than one Warrant Certificate, the number of Warrant Shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.

            SECTION 5.03. Exceptions to Antidilution Provisions. Without limiting any other exception contained in this Article V, and in addition thereto, no adjustment need be made for:

            (i) grants or exercises of rights granted to employees of the Company or any of its subsidiaries of shares of Common Stock issued or granted to such employees under any stock incentive plan or otherwise, whether or not upon the exercise, exchange or conversion of any such rights, issued in good faith and, except for Section 5.01(c) and (d), at fair market value (as determined in good faith by the Board of Directors of the Company);

            (ii) grants or exercises of rights granted to employees of the Company or any of its subsidiaries of shares of Common Stock issued or granted to such employees under any employee stock purchase plan or otherwise, whether or not upon the exercise, exchange or conversion of any such rights, issued in good faith (as determined in good faith by the Board of Directors of the Company);

            (iii) options, warrants or other agreements or rights to purchase capital stock of the Company entered into prior to the date of the issuance of the Warrants and any issuance of shares of Common Stock in connection therewith;

            (iv) rights to purchase shares of Common Stock pursuant to a Company plan for reinvestment of dividends or interest;

            (v) a change in the par value of shares of Common Stock (including a change from par value to no par value or vice versa); and

            (vi) bona fide public offerings or private placements pursuant to
      Section 4(2) of the Securities Act, Rule 144A, Regulation D or Regulation S thereunder of any security trading on any national securities exchange or in the over the counter market, or of a security directly or indirectly convertible or exchangeable for any such security, involving at least one investment bank of national reputation.

                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

            SECTION 6.01. Warrant Agent. The Company hereby appoints Bankers Trust Company as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions set forth herein and in the Warrant Certificates; and Bankers Trust Company hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof. The Warrant Agent may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

            SECTION 6.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

            (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent and any predecessor Warrant Agent, their directors, officers, affiliates, agents and employees for, and to hold them and their directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.02 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

            (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

            (c) The Warrant Agent may consult with counsel of its selection and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

            (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

            (e) The Warrant Agent, and its officers, directors, affiliates and employees ("Related Parties"), may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law including, but not limited to, the Trust Indenture Act of 1939, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

            (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

            (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

            (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

            (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require and may conclusively rely on:

                  (1) an Officers' Certificate (as defined in the Indenture)
            stating on behalf of the Company that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

                  (2) an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided that such matter is one customarily opined upon by counsel.

            Each Officers' Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            (j) The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates duly authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Company.

            (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by the chairman or a co-chairman of the board, the chief executive officer, the president, the chief financial officer, any executive vice president or any senior vice president of the Company signing alone, or by any vice president signing together with the secretary, any assistant secretary, the treasurer, or any assistant treasurer of the Company.

            (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

            (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

            (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman or a co-chairman of the board, the president, the chief executive officer, the chief financial officer, any executive vice president or any senior vice president alone, or any vice president together with the secretary, assistant secretary, the treasurer or any assistant treasurer, of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period); provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (n) and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

            (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by any one of the chairman of the board of directors, the president, the chief executive officer, the treasurer, the controller, any vice president or the secretary or assistant secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

            SECTION 6.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

            (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be at least

60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in
Section 6.03(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 60 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.03(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 7.04 hereof.

            (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the retiring Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

            (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

            (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

            (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.

            SECTION 6.04. Covenant to Notify to The Depository Trust Company of Separability Date. The Warrant Agent undertakes that it shall, ten days prior to the Separability Date, execute and deliver a notice of the Separability Date to The Depository Trust Company, Attention: Manager, Conversions, in the Reorganization Department.

                                   ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.01. Amendment. This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under certain circumstances or in any other manner which the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Warrant Certificates.

            The Company and the Warrant Agent may amend, modify or supplement this Agreement and the terms of the Warrants, and waivers to departures from the terms hereof and thereof may be given, with the consent of the Requisite Warrant Holders (as defined below) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants. "Requisite Warrant Holders" means (i) in the case of any amendment, modification, supplement or waiver affecting only Warrant Holders as such holders of a majority in number of the outstanding Warrants, voting separately as a class, or (ii) in the case of any amendment, modification, supplement or waiver affecting Warrant Shares, a majority in number of Warrant Shares represented by the Warrants that would be issuable assuming exercise thereof at the time such amendment, modification, supplement or waiver is voted upon. Notwithstanding any other provision of this Agreement, the Warrant Agent's consent must be obtained regarding any supplement or amendment which alters the Warrant Agent's rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Company to remove the Warrant Agent in accordance with Section 6.03 hereof). For purposes of any amendment, modification or waiver hereunder, Warrants held by the Company or any of its Affiliates shall be disregarded.

            Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

            SECTION 7.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

            SECTION 7.03. Addresses for Notices to Parties and for Transmission of Documents. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

      To the Company:

            @Entertainment, Inc.
            One Commercial Plaza
            Hartford, Connecticut 06103-3585
            Facsimile: 00 1 860 549 1674
            Attention: Robert E. Fowler, III
      with copies to:

            Baker & McKenzie
            815 Connecticut Avenue, N.W.
            Washington, D.C. 20006-4078
            Facsimile: (202) 452-7074
            Attention: Marc R. Paul, Esq.

      To the Warrant Agent:

            Bankers Trust Company
            Corporate Trust Office
            Four Albany Street
            New York, New York 10006
            Facsimile: (212) 250-0933
            Attention: Corporate Trust Manager

or at any other address of which either of the foregoing shall have notified the other in writing.

            SECTION 7.04. Notices to Holders. Notices to holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid to the address of such holder.

            SECTION 7.05. Applicable Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            SECTION 7.06. Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates and, with respect to Sections 4.03 and 4.04, the holders of Warrant Shares issued pursuant to Warrants, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants (except for Section
4.03 which shall be for the benefit of all holders of Warrant Shares issued pursuant to Warrants), conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

            SECTION 7.07. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            SECTION 7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

            SECTION 7.09. Inspection of Agreement. A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

            SECTION 7.10. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, holders of Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

            SECTION 7.11. Obtaining of Governmental Approvals. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under U.S. federal and state laws, and the rules and regulations of all stock exchanges on which the Warrant Shares may become listed which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of the Warrants.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                    @ENTERTAINMENT, INC.


                                    By:   /S/ ROBERT E. FOWLER, III
                                          --------------------------------------
                                          Title: CHIEF EXECUTIVE OFFICER


                                    By:   /S/ DONALD MILLER JONES
                                          --------------------------------------
                                          Title: CHIEF FINANCIAL OFFICER

                                    BANKERS TRUST COMPANY,
                                       Warrant Agent


                                    By:   /S/ DOROTHY ROBINSON
                                          --------------------------------------
                                          Title: ASSISTANT VICE PRESIDENT

                                    EXHIBIT A

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ITS SUBSIDIARY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SECURITIES WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                       CUSIP No. 045920 139
                                                         ISIN No. US 045920 1390

No. 1                                                           800,000 Warrants

                               WARRANT CERTIFICATE

                              @ENTERTAINMENT, INC.

            This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of 800,000 Warrants (the "Warrants") to purchase an aggregate of 1,412,512 shares of Common Stock, par value $0.01 per share, issuable upon exercise of the Warrants (the "Warrant Shares") of @ENTERTAINMENT, INC., a Delaware corporation (the "Company," which term includes its successors and assigns). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercise Date until 5:00 p.m., New York City time, on February 1, 2009 (the "Expiration Date"), 1.7656 fully paid, registered and non-assessable Warrant Shares, subject to adjustment as provided in Article V of the Warrant Agreement, at an exercise price of $9.125 for each share purchased (the "Exercise Price"); upon surrender of this Warrant Certificate and payment of the Exercise Price (i) in cash or by certified or official bank check, (ii) by a Cashless Exercise or (iii) by any combination of (i) and (ii), at any office or agency maintained for that purpose by the Company (the "Warrant Exercise Office"), subject to the conditions set forth herein and in the Warrant Agreement. For purposes of this Warrant, a "Cashless Exercise" shall mean an exercise of a Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Warrant or Warrants without payment of the Exercise Price in cash by surrendering such Warrant or Warrants (represented by one or more Warrant Certificates) and in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Warrant or Warrants are exercisable and which would be issuable in the event of an exercise with payment of the Exercise Price and (2) the Cashless Exercise Ratio. The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Warrant) per share of Common Stock on the date of exercise over the Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the holder must specify the number of Warrants for which such Warrant Certificate is to be exercised (without giving effect to the Cashless Exercise). All provisions of the Warrant Agreement shall be applicable with respect to a Cashless Exercise of a Warrant Certificate for less than the full number of Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Warrant

Agreement. Holders of Warrants, however, will be able to exercise their Warrants only if the Warrant Shelf Registration Statement relating to the Common Stock underlying the Warrants is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside. The Warrants may also be exercised pursuant to an effective Piggy-Back Registration Statement (as defined in the Warrant Agreement).

            "Current Market Value" per share of Common Stock of the Company or any other security at any date shall mean (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized Independent Financial Expert (as defined herein) (provided that in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board, a reasonable determination of value, may be utilized) or (ii)(a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of
(ii)(a) and (ii)(b), as certified by the president, the chief executive officer, any vice president or the chief financial officer of the Company in a writing delivered to the Warrant Agent. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the

Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

            "Independent Financial Expert" means a U.S. investment banking firm of national standing in the United States, (i) which does not, and whose directors, officers and employees or affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its affiliates and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent with respect to the Company and its affiliates and qualified to perform the task for which it is to be engaged.

            "Separability Date" shall mean the earliest to occur of: (i) the Exercise Date, (ii) the date on which a registration statement, with respect to a registered exchange offer for the Notes is declared effective under the Securities Act of 1933, as amended (the "Securities Act"), (iii) the occurrence of an Event of Default (as defined in the Indenture) or (iv) such earlier date as determined by Merrill Lynch in its sole discretion and specified to the Company and the Warrant Agent in writing. Notwithstanding the foregoing, in the event a Change of Control (as defined in the Indenture) is proposed and the Company commences a Change of Control Offer (as defined in the Indenture) prior to the Separability Date, as determined by the preceding sentence, the Separability Date shall be such earlier date of commencement.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

            The Company has initially designated the principal corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office. The number of shares of Common Stock issuable upon exercise of the Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on February 1, 2009 shall thereafter be void.

            If the Company in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Fundamental Transaction"), as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide (a) that the holder of a Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Warrant immediately before the effective date of the transaction (regardless of whether the Warrants were then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (i) made no election with respect to the form of consideration payable in such transaction and (ii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted for every right and obligation of the Company in respect of the Warrant Agreement and the Warrants. The Surviving Person shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercising of Warrants is an affiliate of the Surviving Person, that company shall join in the supplemental warrant agreement.

            Notwithstanding the foregoing, (i) if the Company enters into a Fundamental Transaction and the consideration payable to holders of the Common Stock (or other securities) issuable or deliverable upon exercise of the Warrants in connection with such Fundamental Transaction consists solely of cash or (ii) there is a dissolution, liquidation or winding up of the Company, then the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable or delivered upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of a Warrant shall terminate and cease and such holder's Warrants shall expire.

            Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

            THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Dated: January 27, 1999

                                    @ENTERTAINMENT, INC.

                                    By:
                                       ----------------------------------------
                                        Name:
                                        Title:


                                    By:
                                       ----------------------------------------
                                        Name:
                                        Title:

Attest:


By:
   ------------------------------
    Name:
    Title:

Certificate of Authentication:
This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

BANKERS TRUST COMPANY,
    Warrant Agent

By:
   ------------------------------
    Authorized Signatory

                              @ENTERTAINMENT, INC.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on February 1, 2009 (the "Expiration Date"). Each Warrant represents the right to purchase at any time on or after the Exercise Date (as defined in the Warrant Agreement) and on or prior to the Expiration Date 1.7656 Warrant Shares, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of January 27, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to Bankers Trust Company, Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

            Warrants may be exercised by (i) surrendering at any Warrant Exercise Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise by paying in full, in cash or by certified or official bank check, the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

            If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on February 1, 2009, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

            As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing such Warrant Share or Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Share or Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Share or Warrant Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

            The Company shall not be required to issue fractional Warrant Shares upon exercise of the Warrants or distribute Warrant Certificates that evidence fractional Warrant Shares. In lieu of fractional Warrant Shares, there shall be paid to the registered Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

            Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

            The term "Business Day" shall mean any day on which (i) banks in The City of New York, (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading, are open for business.

                                                      CUSIP No. 045920 139
                                                      ISIN No. US 045920 1390

No. 2                                                 227,200 Warrants

                               WARRANT CERTIFICATE

                              @ENTERTAINMENT, INC.

            This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of 227,200 Warrants (the "Warrants") to purchase an aggregate of 401,153 shares of Common Stock, par value $0.01 per share, issuable upon exercise of the Warrants (the "Warrant Shares") of @ENTERTAINMENT, INC., a Delaware corporation (the "Company," which term includes its successors and assigns). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercise Date until 5:00 p.m., New York City time, on February 1, 2009 (the "Expiration Date"), 1.7656 fully paid, registered and non-assessable Warrant Shares, subject to adjustment as provided in Article V of the Warrant Agreement, at an exercise price of $9.125 for each share purchased (the "Exercise Price"); upon surrender of this Warrant Certificate and payment of the Exercise Price (i) in cash or by certified or official bank check, (ii) by a Cashless Exercise or (iii) by any combination of (i) and (ii), at any office or agency maintained for that purpose by the Company (the "Warrant Exercise Office"), subject to the conditions set forth herein and in the Warrant Agreement. For purposes of this Warrant, a "Cashless Exercise" shall mean an exercise of a Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Warrant or Warrants without payment of the Exercise Price in cash by surrendering such Warrant or Warrants (represented by one or more Warrant Certificates) and in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Warrant or Warrants are exercisable and which would be issuable in the event of an exercise with payment of the Exercise Price and (2) the Cashless Exercise Ratio. The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Warrant) per share of Common Stock on the date of exercise over the Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the holder must specify the number of Warrants for which such Warrant Certificate is to be exercised (without giving effect to the Cashless Exercise). All provisions of the Warrant Agreement shall be applicable with respect to a Cashless Exercise of a Warrant Certificate for less than the full number of Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Warrant

Agreement. Holders of Warrants, however, will be able to exercise their Warrants only if the Warrant Shelf Registration Statement relating to the Common Stock underlying the Warrants is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside. The Warrants may also be exercised pursuant to an effective Piggy-Back Registration Statement (as defined in the Warrant Agreement).

            "Current Market Value" per share of Common Stock of the Company or any other security at any date shall mean (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized Independent Financial Expert (as defined herein) (provided that in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board, a reasonable determination of value, may be utilized) or (ii)(a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of
(ii)(a) and (ii)(b), as certified by the president, the chief executive officer, any vice president or the chief financial officer of the Company in a writing delivered to the Warrant Agent. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the

Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

            "Independent Financial Expert" means a U.S. investment banking firm of national standing in the United States, (i) which does not, and whose directors, officers and employees or affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its affiliates and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent with respect to the Company and its affiliates and qualified to perform the task for which it is to be engaged.

            "Separability Date" shall mean the earliest to occur of: (i) the Exercise Date, (ii) the date on which a registration statement, with respect to a registered exchange offer for the Notes is declared effective under the Securities Act of 1933, as amended (the "Securities Act"), (iii) the occurrence of an Event of Default (as defined in the Indenture) or (iv) such earlier date as determined by Merrill Lynch in its sole discretion and specified to the Company and the Warrant Agent in writing. Notwithstanding the foregoing, in the event a Change of Control (as defined in the Indenture) is proposed and the Company commences a Change of Control Offer (as defined in the Indenture) prior to the Separability Date, as determined by the preceding sentence, the Separability Date shall be such earlier date of commencement.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

            The Company has initially designated the principal corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office. The number of shares of Common Stock issuable upon exercise of the Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on February 1, 2009 shall thereafter be void.

            If the Company in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Fundamental Transaction"), as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide (a) that the holder of a Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Warrant immediately before the effective date of the transaction (regardless of whether the Warrants were then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (i) made no election with respect to the form of consideration payable in such transaction and (ii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted for every right and obligation of the Company in respect of the Warrant Agreement and the Warrants. The Surviving Person shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercising of Warrants is an affiliate of the Surviving Person, that company shall join in the supplemental warrant agreement.

            Notwithstanding the foregoing, (i) if the Company enters into a Fundamental Transaction and the consideration payable to holders of the Common Stock (or other securities) issuable or deliverable upon exercise of the Warrants in connection with such Fundamental Transaction consists solely of cash or (ii) there is a dissolution, liquidation or winding up of the Company, then the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable or delivered upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of a Warrant shall terminate and cease and such holder's Warrants shall expire.

            Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

            THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Dated: January 27, 1999

                                    @ENTERTAINMENT, INC.

                                    By:
                                       ----------------------------------------
                                        Name:
                                        Title:


                                    By:
                                       ----------------------------------------
                                        Name:
                                        Title:

Attest:


By:
   ------------------------------
    Name:
    Title:

Certificate of Authentication:
This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

BANKERS TRUST COMPANY,
    Warrant Agent

By:
   ------------------------------
    Authorized Signatory

                              @ENTERTAINMENT, INC.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on February 1, 2009 (the "Expiration Date"). Each Warrant represents the right to purchase at any time on or after the Exercise Date (as defined in the Warrant Agreement) and on or prior to the Expiration Date 1.7656 Warrant Shares, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of January 27, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to Bankers Trust Company, Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

            Warrants may be exercised by (i) surrendering at any Warrant Exercise Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise by paying in full, in cash or by certified or official bank check, the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

            If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on February 1, 2009, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

            As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing such Warrant Share or Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Share or Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Share or Warrant Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

            The Company shall not be required to issue fractional Warrant Shares upon exercise of the Warrants or distribute Warrant Certificates that evidence fractional Warrant Shares. In lieu of fractional Warrant Shares, there shall be paid to the registered Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

            Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

            The term "Business Day" shall mean any day on which (i) banks in The City of New York, (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading, are open for business.

                         [FORM OF ELECTION TO EXERCISE]

    (To be executed upon exercise of Warrants on the Effective Exercise Date)

            The undersigned hereby irrevocably elects to exercise [            ]
of the Warrants represented by this Warrant Certificate and purchase the whole number of Warrant Shares issuable upon the exercise of such Warrants and herewith tenders payment for such Warrant Shares as follows:

            $ __________________ in cash or by certified or official bank check; or by surrender of Warrants pursuant to a Cashless Exercise (as defined in the
Warrant Agreement) for [        ] shares of Common Stock at the current Cashless
Exercise Ratio.

            The undersigned requests that a certificate representing such Warrant Shares be registered in the name of _________________ whose address is ____________________ and that such shares be delivered to ________________
whose address is _________________________. Any cash payments to be paid in lieu of a fractional share of Common Stock should be delivered to _____________________ whose address is__________________ and the check representing payment thereof should be delivered to ____________________________ whose address is _________________________.

            Dated ___________, ____

            Name of holder of
            Warrant Certificate:________________________________________________
                                                (Please Print)

            Tax Identification or
            Social Security Number:_____________________________________________

            Address: __________________________________________________________

                     __________________________________________________________

            Signature:_________________________________________________________

                      Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

    Dated ______________, ____

            Signature:_________________________________________________________
                      Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                              Signature Guaranteed:

                              [FORM OF ASSIGNMENT]

            For value received __________________________ hereby sells, assigns and transfers unto _____________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

      Dated ________________, ____

            Signature:_________________________________________________________
                      Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

            Signature Guaranteed:______________________________________________

                 SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS

The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                Number of
            Amount of         Amount of         Warrants of this
            decrease in       increase in       Global Warrant   Signature of
            Number of         Number of         following        authorized
Date of     Warrants of this  Warrants of this  such decrease    officer of
Exchange    Global Warrant    Global Warrant    (or increase)    Warrant Agent
--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                        FORM OF LEGEND FOR GLOBAL WARRANT

            Any Global Warrant authenticated and delivered hereunder shall bear a legend in substantially the following form:

            THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF WARRANTS

Re:   Warrants to Purchase Common Stock (the "Warrants") of @ENTERTAINMENT,
      INC.

            This Certificate relates to ____ Warrants held in* ___ book-entry or* _______ certificated form by ______ (the "Transferor").

The Transferor:*

      / / has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the Depositary a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or

      / / has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

          In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.07 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

      / / Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 1.07 (a)(y)(A) or Section 1.07
(d)(i)(A) of the Warrant Agreement).

      / / Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act), in reliance on Rule 144A.

----------
* Check applicable box.

      |_| Such Warrant is being transferred in accordance with Rule 144 under the Act.

      |_| Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act.

                                           -------------------------------------
                                           [INSERT NAME OF TRANSFEROR]

                                           By:
                                              ----------------------------------

Date:
     --------------------------------


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